Consent of Independent Certified Public Accountants

     We have issued our report dated March 5, 2004 accompanying the financial statements of Van Kampen Focus Portfolios, Taxable Income Series 2 as of December 31, 2003, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                           Grant Thornton LLP


Chicago, Illinois
April 26, 2004